                                                                       Exhibit 6



                      ACTUARIAL OPINIONS AND CONSENTS OF
                         MICHAEL J. LEBOEUF, PSA, MAAA
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[LOGO OF CHUBB LIFEAMERICA APPEARS HERE]
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One Granite Place, P.O. Box 515, Concord, NH 03302-0515. (603) 226-5000

February 20, 1996


The Colonial Life Insurance Company of America
One Granite Place
Concord, New Hampshire  03301



Gentlemen:

This opinion is furnished in connection with the filing of post-effective amendment no. 2 to the registration statement of The Colonial Life Insurance Company of America ("Colonial") on Form S-6, ("Registration Statement") of interests in Colonial Separate Account D under its group variable life insurance policies and certificates (collectively, the "Policies"). This opinion covers both the group flexible premium variable life insurance policy and certificates ("Colonial Heritage I") and the group survivorship flexible premium variable life insurance policy and certificates ("Colonial Heritage II").

I am familiar with the terms of the Policies, and the Registration Statement and the Exhibits thereto. In my opinion:

1. The illustrations of death benefits, accumulation value, and cash value for the Policies in Appendix A of the prospectus, based on the assumptions stated in the illustrations, are consistent with the provisions of the Policies.

     The Policies have not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear disproportionately more favorable to prospective purchases of Policies for the age(s), gender(s), smoking status(es), and underwriting class(es) illustrated in Appendix A than to prospective purchasers of Policies for other age(s), gender(s), smoking status(es), and underwriting class(es). The particular illustrations shown were not selected for the purpose of making this relationship appear more favorable. Generally, the rates for non-smokers are lower than for smokers and the rates for females are lower than for males.

2. The illustrations of death benefits, accumulation value and cash value for the Policies, set forth in Appendix A of the prospectus, based on the net return of the five divisions of Colonial Separate Account D and the assumptions stated within the example, are consistent with the provisions of the Policies.



                    Chubb LifeAmerica is the servicemark of
Chubb Life Insurance Company of America . The Colonial Life Insurance Company of
                                    America

                     Chubb Sovereign Life Insurance Company

  February 20, 1996
  Page Two



        The illustrations in Appendix A have not been designed so as to make the relationship between premiums and benefits appear disproportionately more favorable to prospective purchasers of Policies for age(s), gender(s), smoking status(es), and underwriting class(es) illustrated in Appendix A than to prospective purchasers of Policies for other age(s), gender(s), smoking status(es), and underwriting class(es). Generally, the rates for nonsmokers are lower than for smokers and the rates for females are lower than for males.

   3. The illustrations set forth in Appendix A of the prospectus contain both the current and guaranteed rates of cost of insurance charges to be used for those Policies.

        These rates have not been designed so as to make the relationship between current and guaranteed rates appear disproportionately more favorable to prospective purchasers of Policies for the age(s), gender(s), smoking status(es) and underwriting class(es) illustrated in Appendix A than to prospective purchasers of Policies for other age(s), gender(s), smoking status(es), and underwriting class(es). The particular illustrations shown were not selected for the purpose of making this relationship appear more favorable. Generally, the rates for non-smokers are lower than for smokers and the rates for females are lower than for males.

  I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the prospectus.

  Sincerely,


/s/
  Michael J. LeBoeuf, FSA, MAAA
  Assistant Vice President
  and Product Actuary

MJL/jlf